UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 12, 2005
(Date of earliest event reported)

Offshore Logistics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31617	72-0679819
(Commission File Number)	(IRS Employer
Identification No.)
224 Rue de Jean P.O. Box 5C
Lafayette, Louisiana	70505
(Address of Principal Executive Offices)	(Zip Code)

(337) 233-1221
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On July 12, 2005, Offshore Logistics, Inc. (the “Company”) entered into an Employment Agreement with Brian C. Voegele, which is effective as of June 1, 2005. The agreement initially has a term of one year, and, on June 1, 2006, this term will be extended for two years, unless either party thereto gives appropriate notice. Then on June 1, 2008, the term will be automatically extended by successive one year periods unless either party gives appropriate notice. Under the agreement, Mr. Voegele serves as Senior Vice President—Chief Financial Officer of the Company and reports to the President and Chief Executive Officer of the Company. The Company will pay Mr. Voegele a base salary of $250,000 and he will be eligible for a cash bonus, if he and the Company meet certain performance targets, of up to 100% of his base salary. The Company will also credit an annual amount equal to 10% of Mr. Voegele’s annual salary and bonus to Mr. Voegele pursuant to the Deferred Compensation Plan.

        Upon signing the agreement, Mr. Voegele received options to purchase 6,500 shares of our Common Stock with an exercise price equal to the Common Stock’s closing price on the date of the grant. In addition, he received 6,500 Performance Accelerated Restricted Stock Units. We will provide Mr. Voegele a term life insurance policy in the amount of $500,000 payable to his designated beneficiaries. If Mr. Voegele’s employment is terminated by the Company without Cause or by him for Good Reason (as those terms are defined in the agreement) or under certain other circumstances specified in the agreement, he will be entitled to a lump sum cash payment calculated pursuant to a formula set forth therein, along with other benefits. The agreement also contains change of control, confidentiality, non-competition, employee non-solicitation and other provisions.

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On July 12, 2005, the Company entered into an Employment Agreement with Brian C. Voegele, its Senior Vice President—Chief Financial Officer, the material terms of which are disclosed in Item 1.01 of this report. A copy of the agreement is attached to this report as Exhibit Number 10.1.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit Number	Description of Exhibit
10.1	Employment Agreement dated as of June 1, 2005, between Offshore Logistics, Inc. and Brian C. Voegele.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2005

OFFSHORE LOGISTICS, INC. (Registrant) /s/ Brian C. Voegele —————————————— Brian C. Voegele Chief Financial Officer, Senior Vice-President, Secretary and Treasurer